Inc. Plan (USA)

Trolley Square, Suite 20C
Wilmington, DE 19806

Telephone (800) 462-4633 • (302) 428-1200 • Fax (302) 575-9936
email: info@incplan.net
www.incplan.net

September 12, 2017

Mr. Cyrus Sajna
HOVERINK BIOTECHNOLOGIES, INC.
1801 Century Park East 24th floor
Los Angeles, CA 90067

Dear Mr. Sajna:

Enclosed please find the original Certificate of Amendment of Certificate of Incorporation for HOVERINK BIOTECHNOLOGIES, INC. which was filed, on your behalf, by Inc. Plan (USA) with the Delaware Secretary of State.

Thank you for doing business with Inc. Plan (USA).

Sincerely,

Nicole B. Collins

Nicole Collins

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:36 PM 09/08/2017
FILED 04:36 PM 09/08/2017
SR 20176083844 - File Number 5360542

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

FIRST: That at a meeting of the Board of Directors of Hoverink International Holdings Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said for considerations thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

"The name of the corporation is HOVERINK BIOTECHNOLOGIES, INC."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Hoverink International Holdings Inc. has caused this certificate to be signed by:

Davidra Sajna, its President

this 8th day of September, A.D. 2017

/s/ Davidra Sajna

By:____________________________

President/Davidra Sajna